Exhibit 10.7

HongKong Takung Assets and Equity of Artworks Exchange Co., Limited

Provisional Rules Governing the Offering and Listing of Artwork Units

Contents

Chapter One General Provisions	2

Chapter Two Market Participants	2
Section One Artwork Holders	2
Section Two Offering Agents	3

Chapter Three Appraisal, Evaluation, Custody and Insurance of Artworks	4

Chapter Four Offering of Artwork Units	4

Chapter Five Information Disclosure	7

Chapter Six Market Regulation	8

Chapter Seven Supplementary Articles	9

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Chapter One General Provisions

Article 1 To regulate the offering, listing and information disclosure of artwork units and protect the legitimate rights and interests of each party involved in artwork unit trading, HongKong Takung Assets and Equity of Artworks Exchange Co., Limited (hereinafter referred to as the “the Exchange”) has formulated these rules in accordance with the laws of the Hong Kong Special Administrative Region.

Article 2 The offering, listing and information disclosure of artwork units on the Exchange are subject to these rules.

Article 3 The parties who issue relevant documents for the offering of artwork units shall strictly perform their statutory duties in accordance with the code of conduct and business standard generally recognized by the industry and have the legal responsibility for the truthfulness, accuracy and completeness of the documents issued by them.

Article 4 Artworks offered for listing on the Exchange include the following artworks permitted to be traded under the law:

(1) calligraphy;

(2) painting and sculpture;

(3) arts and crafts;

(4) jade and jewelry;

(5) metal wares;

(6) ceramics;

(7) antique furniture;

(8) other types of artworks.

Chapter Two Market Participants

Section One Artwork Holders

Article 5 Artwork holders refer to persons who apply for listing and trading on the Exchange of artworks of which they own the title or of which they can dispose of in accordance with the law.

Article 6 Artwork holders shall comply with the various management methods and rules of the Exchange and ensure that the artworks for which they have applied for listing are obtained from legitimate sources, have clear and good title and ownership and are not prohibited from being traded under the law. Artwork holders shall be legally liable for any offering and listing of artworks which are prohibited to be sold under the law.

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Article 7 Artwork holders shall disclose complete information of, amongst others, the source and defects of the subject artworks during the offering and listing process and ensure the documents and information submitted are true, complete and valid. Artwork holders shall be held legally liable for any losses suffered by the traders due to any undisclosed defects of artworks.

Article 8 The Exchange will keep the identity information of artwork holders as confidential upon request except where such information is required to be disclosed under the law.

Article 9 Upon successful offering of the artwork units on the Exchange, the corresponding titles of the artworks held by the artwork holders shall be transferred to the traders of such artwork units and the proceeds from the offering shall belong to the artwork holders.

Article 10 Artwork holders shall bear the relevant listing fees prescribed by the relevant rules and agreements. Artwork holders who transfer their artworks on the Exchange shall pay relevant taxes in accordance with law.

Section Two Offering Agents

Article 11 Offering agents refer to persons who meet the criteria as specified in the management methods for offering agents of the Exchange. They are responsible for the offering and listing of artwork units on behalf of artwork holders. They shall assume corresponding joint and several guarantee liabilities and acquire the unsold artwork units to the extent required by the Exchange.

Article 12 Offering agents shall be responsible for compiling documents and information relating to the offering and listing of artwork units, filing the application of the offering of artwork units with the Exchange, handling and coordinating issues that may arise during course of the offering of artwork units offering, arranging artwork display, and performing their duties as offering agents in strict compliance with the relevant management methods for offering and listing of artwork units on the Exchange.

Article 13 Offering agents are entitled to request the artwork holders to provide all information and documents relating to the offering of artwork units. Offering agents shall assume corresponding joint and several liabilities for the truthfulness, accuracy and completeness of the information provided by artwork holders. Offering agents have the right to request artwork holders to provide counter-guarantee.

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Article 14 During the course of offering artwork units on behalf of the others, offering agents have the obligation to keep information relating to artwork holders and artwork units to be offered on the Exchange as confidential.

Article 15 Offering agents are entitled to request artwork holders to pay them reasonable offering agent fees in accordance with the agreement. Offering agents have to pay tax for the offering agent incomes they receive in accordance with the law.

Chapter Three Appraisal, Evaluation, Custody and Insurance of Artworks

Article 16 Artwork holders shall keep the artworks that have been applied for offering and listing on the Exchange in premises approved by the Exchange after such artworks are appraised and evaluated by a professional appraisal and evaluation institution. The total expenses incurred from the aforesaid procedures shall be borne by artwork holders or offering agents.

Article 17 After obtaining artwork units, traders are deemed to agree and undertake to comply with the Convention of Joint Owners of Artworks and unanimously authorize the Exchange to act as the agent, choose custody premises and insurance organizations for artworks and handle custody and insurance matters on their behalf, and allow the Exchange to decide, amongst others, the schedule and venue of the display of artworks. The Exchange will issue notice in respect of the aforesaid matters to traders.

Chapter Four Offering of Artwork Units

Article 18 Artwork holders can appoint offering agents to offer their artwork units on the Exchange.

Article 19 Artwork holders and/or their offering agents so appointed shall submit to the Exchange the “HongKong Takung Assets and Equity of Artworks Exchange Co., Limited Application for Offering and Listing of Artwork Units” (《香港大公文化艺术品产权交易所艺术品单位发售上市申请书》) and relevant materials as required by the Exchange when they apply for artwork unit offering.

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Artwork holders and/or their offering agents shall ensure the truthfulness, completeness and validity of the above information.

Article 20 Artwork holders shall submit to the Exchange the “HongKong Takung Assets and Equity of Artworks Exchange Co., Limited Application for Offering and Listing of Artwork Units” (《香港大公文化艺术品产权交易所艺术品单位发售上市申请书》) and relevant documents and materials.

Article 21 Artwork holders and/or their offering agents are required to prepare an Investment Value Study Report, in which they shall give a comprehensive analysis on factors affecting the investment value of the artworks and forecast the reasonable investment value of such artworks using a scientific valuation method.

The Investment Value Study Report shall be prepared in an independent, prudent and objective manner by making reference to truthful, accurate, complete and authoritative information with specified sources of such information. There shall be no false records, misrepresentations or material omissions.

Article 22 Artwork holders and/or their offering agents shall commission qualified appraisal and evaluation institutions or experts to make appraisal and evaluation on the artworks.

Article 23 Artwork units shall be offered at the price determined by the artwork holders.

Article 24 When offering artwork units in public, the artwork holder can reserve a certain percentage of the artwork units and the offering agent has the right to subscribe for a certain percentage of the artwork units in advance.

Article 25 Before handling artwork unit offering on behalf of the artwork holder , the offering agent shall enter into an offering agent agreement with the artwork holder.

Article 26 Artwork holders shall deposit the artworks that have been applied for listing on the Exchange at premises approved by the Exchange and none of such artworks shall be examined or withdrawn without the Exchange’s consent.

Article 27 Artwork holders and/or their offering agents shall submit an artwork listing review application to the Exchange.

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Article 28 The Exchange processes the pre-listing review in accordance with the application submitted by the offering agent. After the completion of the pre-listing review, the Exchange enters into the “HongKong Takung Assets and Equity of Artworks Exchange Co., Limited Offering and Listing Agreement of Artwork Units” (《香港大公文化艺术品产权交易所艺术品单位发售上市协议》) with the artwork holder and/or the offering agent.

Article 29 Artwork holders and/or their offering agents shall pay an offering deposit and listing fees to the Exchange in accordance with the offering and listing agreement.

Article 30 Offering of artwork units may take the forms of online fixed offer price subscription, subscription through ballot and online bidding subscription.

Article 31 For online bidding subscription, the Exchange will put all orders of traders in sequential order based on the principle of price priority. If the total number of artwork units validly subscribed for is smaller than or equal to the number of artwork units offered to the traders, the lowest subscription price will be taken as the final offer price; and all orders exceeding or equal to the final offer price will be accepted. If the total number of artwork units validly subscribed for is larger than the number of artwork units offered to the traders, the lowest subscription price at which the corresponding number of artwork units subscribed for is identical to the number of artwork units offered to the traders will be taken as the final offer price, and all orders exceeding the final offer price will be accepted, and orders corresponding to the final offer price shall be accepted through a ballot. All successful subscribers will execute at the final offer price.

Article 32 Where artwork holders appoint offering agents, if the number of artwork units validly subscribed for and those retained by the artwork holders add up to less than the prescribed percentage of the total offering, the offering shall be deemed to be a failure. Where artwork holders do not appoint offering agents, if the number of artwork units validly subscribed for accounts for less than the prescribed percentage of the total offering, the offering shall be deemed to be a failure. No subscription will be accepted where the offering of artwork units fails.

Article 33 Where artwork holders appoint offering agents, if the number of artwork units validly subscribed for and the number of artwork units retained by the artwork holders add up to equal to or more than the prescribed percentage of the total offering, but the sum of the number of artwork units validly subscribed for, the number of artwork units retained by the artwork holders and the number of artwork units subscribed for in advanced by the offering agents is less than the total number of artwork units being offered, the difference shall be taken up by the offering agents.

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Article 34 Where artwork holders do not appoint offering agents, if the number of artwork units validly subscribed for accounts for more than or equal to the prescribed percentage of the total offering, the balance shall be retained by artwork holders.

Article 35 Among the artwork units retained by artwork holders and subscribed for and acquired in advance by offering agents, the respective artwork units accounting for the prescribed percentage of the total offering shall not be traded on the Exchange except for those that can be borrowed, while the remainder can only be traded on the Exchange no sooner than 180 natural days after the listing of such artwork units.

Chapter Five Information Disclosure

Article 36 Information disclosure obligors refer to artwork holders, offering agents and other related parties who bear the obligation of information disclosure during the course of artwork unit offering and listing.

Article 37 Information disclosure obligors shall perform the obligation of information disclosure in accordance with the requirements of the Exchange.

Article 38 Information disclosure obligors shall ensure the timeliness of information disclosure and the truthfulness, accuracy and completeness of the content where no false records, misrepresentations or material omissions are allowed.

Article 39 Information disclosure obligors shall disclose all major events that may have material impact on the prices of the relevant listed artwork units within the time period required by the Exchange.

Article 40 Relevant information disclosure obligors shall disclose material information to all traders at the same time and ensure that all traders have equal access to the same information. Information disclosure obligors shall not disclose or reveal information to only a single trader or some traders.

Article 41 For events occurring to or relating to the artworks not required to be disclosed under these rules, or where these rules has no specific requirement as such, but this Exchange or relevant information disclosure obligors are of the view that such events may have a material impact on the trading price of artwork units, information disclosure obligors shall forthwith make the disclosure pursuant to these rules.

Article 42 Key documents required to be disclosed under these rules include offering prospectuses, offering announcements, listing announcements and interim reports.

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Article 43 Information disclosure shall use factual and descriptive language to give a true picture of the event in a concise and readable way. Information disclosure documents shall not contain words or expressions that are considered promotional, marketing, compliment or defamatory.

Article 44 Information to be disclosed in the media shall be filed with the Exchange in advance, and the relevant information disclosure obligors shall ensure that the information to be disclosed is consistent with the one filed with the Exchange in advance.

The Exchange’s website can publish information filed with Exchange.

Article 45 Information disclosure obligors shall be equipped with the communication devices necessary for information disclosure.

Article 46 Information disclosure obligors shall fulfill the obligation of information disclosure as required, and notify the Exchange all major events that have occurred, are occurring or will occur in a timely manner, and be refrained from revealing relevant information to anyone before such disclosure is made.

Article 47 During the process of artwork unit offering, information disclosure obligors shall prepare documents for disclosure in the procedures, content and format as specified by the Exchange and fulfill their obligation of information disclosure.

Article 48 If the rumors circulating in the public media (hereinafter referred to as the “rumors”) may have or have had a material impact on the offer price of artwork units, the relevant information disclosure obligor shall clarify the rumors or engage the Exchange to issue a clarification announcement.

Article 49 The clarification announcement in relation to rumors made by the relevant information disclosure obligor shall include:

(1) the content and source of the rumor;

(2) the truth about the matters as referred to in the rumor;

(3) other information as required by the Exchange.

Chapter Six Market Regulation

Article 50 Artwork holders and offering agents assume full legal responsibility for the implementation of artwork unit offering and the consequences arising therefrom. The Exchange manages and supervises the offering and listing process of artwork units, but does not bear any legal liability.

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Article 51 The Exchange may demand rectification if artwork holders, offering agents or related parties breach relevant provisions under these rules. The Exchange may consider the responsible officers and the management to be unqualified and enter such records into the credit file established by the Exchange.

Article 52 Offering agents committing any of the following are prohibited from participating in artwork unit offerings for two years commencing from the date of confirmation by the Exchange, in addition to the relevant legal responsibilities they have to bear:

(1) during the course of offering, release false or misleading advertisements to traders or carry on other marketing or promotional activities, or induce the others to subscribe for artwork units by improper means; ;

(2) information disclosed during the course of offering contains false records, misrepresentations or material omissions.

Article 53 Offering agents committing any of the following are prohibited from participating in artwork unit offerings for one year commencing from the date of confirmation by the Exchange, in addition to the relevant legal responsibilities they have to bear:

(1) leak information about artwork unit offering ahead of schedule;

(2) solicit artwork unit offering agent service through unfair competition;

(3) fail to disclose information as required during the course of;

(4) the actual operation during the course of offering is inconsistent with the offering proposal submitted to the Exchange;

(5) the Investment Value Study Report prepared or issued breaches the relevant requirements of the Exchange.

Article 54 If any information disclosure obligors violate these rules, the Exchange may circulate a notice of criticism or a public censure to them depending how serious the breach is.

Chapter Seven Supplementary Articles

Article 55 The Exchange reserves the right of final interpretation of these rules.

Article 56 These rules shall take effect from the date of publication.

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